UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2019

THEMAVEN, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Fourth Avenue, Suite 200 Seattle, WA	98101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  775-600-2765

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
None	-	-

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 — Entry into Material Definitive Agreement.

Merger Agreement

On June 11, 2019, TheMaven, Inc. (the “Company”), TST Acquisition Co., Inc., a Delaware corporation (“TSTAC”), and a wholly-owned subsidiary of the Company, and TheStreet, Inc., a Delaware corporation (“TheStreet”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which TSTAC will merge with and into TheStreet, with TheStreet continuing as the surviving corporation in the merger, and a wholly-owned subsidiary of the Company (the “Merger”).

The Merger Agreement provides that all issued and outstanding shares of common stock of TheStreet (other than those shares with respect to which appraisal rights have been properly exercised) will be exchanged for an aggregate of $16.5 million in cash (the “Merger Consideration”). Pursuant to the terms of the Merger Agreement, on June 10, 2019, the Company deposited the Merger Consideration into an escrow account pursuant to an Escrow Agreement, dated June 10, 2019, by and among the Company, TheStreet and Citibank, N.A., as escrow agent. In addition, in connection with the Merger, all outstanding stock options (whether vested or unvested) issued by TheStreet will be cancelled for no additional consideration.

The Merger Agreement further provides that at or shortly prior to the closing of the Merger, each former stockholder of TheStreet shall receive one contractual contingent value right (each a “CVR”) for each share of common stock held, which will entitle the former stockholder to receive his or hers pro rata share of certain funds held in escrow pursuant to (i) the Escrow Agreement, dated as of June 20, 2018, by and among TheStreet, Bankers Financial Products Corporation, S&P Global Market Intelligence Inc. and Citibank, N.A., as escrow agent; and (ii) the Escrow Agreement, dated as of February 14, 2019, by and among TheStreet, Euromoney Institutional Investor PLC and Citibank, N.A., as escrow agent, when, and if, such funds are released from their respective escrow accounts; however, there can be no assurance that these funds will be released from escrow in full or at all. The CVRs will not be registered under the Securities Act of 1933, as amended.

The Merger Agreement contains various representations and warranties by TheStreet about its business, operations and financial condition. Consummation of the Merger is subject to certain closing conditions, including approval by The Street’s stockholders of the Merger and the payment of a special cash distribution by the TheStreet to its stockholders prior to the consummation of the Merger. Accordingly, there is no assurance that the Merger will be completed as contemplated.

The Merger Agreement has been provided pursuant to applicable rules and regulations of the Securities and Exchange Commission in order to provide investors and stockholders with information regarding its terms; however, it is not intended to provide any other factual information about the Company or TheStreet, their respective subsidiaries and affiliates, or any other party. In particular, the representations, warranties and covenants contained in the Merger Agreement have been made only for the purpose of the Merger Agreement and, as such, are intended solely for the benefit of the parties to the Merger Agreement. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Merger Agreement. Furthermore, many of the representations and warranties in the Merger Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company, TheStreet, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in these representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and these changes may not be fully reflected in the Company’s public disclosures.

In connection with the Merger Agreement, on June 11, 2019, 180 Degree Capital Corp. and TheStreet SPV Series - a Series of 180 Degree Capital Management, LLC, solely in their capacities as stockholders of TheStreet, entered into a Voting Agreement with the Company and TSTAC (the “Voting Agreement”) pursuant to which each such stockholder agrees, upon the terms and subject to the conditions of such Voting Agreement, to vote at TheStreet’s Stockholders’ Meeting (as that term is defined in the Merger Agreement) the shares of TheStreet’s common stock beneficially owned by it in favor of the adoption of the Merger Agreement and the approval of the Merger at the Stockholders’ Meeting.

The foregoing is only a brief description of the respective material terms of the Merger Agreement and the Voting Agreement, does not purport to be a complete description of the respective rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Merger Agreement and the Voting Agreement, that are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Note Purchase Agreement

On June 10, 2019, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with one accredited investor, BRF Finance Co., LLC (the “Investor”), an affiliated entity of B. Riley FBR, Inc. (“B. Riley”), pursuant to which the Company issued to the Investor a 12.0% senior secured note (the “Note”), due July 31, 2019, in the aggregate principal amount of $20,000,000, which after taking into account B. Riley’s placement fee of $1,000,000 and legal fees and expenses of the Investor, resulted in the Company receiving net proceeds of $18,865,000, of which $16,500,000 was deposited into escrow the fund the Merger Consideration and the balance of $2,365,000 will be used by the Company for working capital and general corporate purposes.

In addition, the Company and each of its subsidiaries (Maven Coalition, Inc., HubPages, Inc., Say Media, Inc. and TST Acquisition Co., Inc.) entered into a Pledge and Security Agreement (the “Security Agreement”) with the Investor, pursuant to which the Company and each subsidiary granted a security interest in all of the their respective assets to the Investor to secure the Company’s obligations under the Note. Furthermore, pursuant to the terms of the Note Purchase Agreement, each subsidiary, jointly and severally, guaranteed the Company’s obligations under the Note.

The foregoing is only a brief description of the respective material terms of the Note Purchase Agreement, the Note and the Security Agreement, and is qualified in its entirety by reference to the Note Purchase Agreement, the form of Note and the Security Agreement that are filed as Exhibits 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01 — Other Events.

On June 12 2019, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Agreement and Plan of Merger, dated as of June 11, 2019, by and among TheMaven, Inc., TST Acquisition Co., Inc. and TheStreet, Inc.

10.2	Voting Agreement, dated as of June 11, 2019, by and among 180 Degree Capital Corp., TheStreet SPV Series - a Series of 180 Degree Capital Management, LLC, TheMaven, Inc. and TST Acquisition Co., Inc.

10.3	Note Purchase Agreement, dated June 10, 2019, by and among TheMaven, Inc., Maven Coalition, Inc., HubPages, Inc., Say Media, Inc., TST Acquisition Co., Inc. and the Investor

10.4	Form of Note

10.5	Pledge and Security Agreement, dated June 10, 2019, by and among TheMaven, Inc., Maven Coalition, Inc., HubPages, Inc., Say Media, Inc., TST Acquisition Co., Inc. and the Investor

99.1	Press Release issued by the Registrant on June 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THEMAVEN, INC.

Dated: June 12, 2019	By:	/s/ Josh Jacobs
Name: Josh Jacobs
Title: President